As filed with the Securities and Exchange Commission on October 5, 2001
                                                      Registration No. 333-66764
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                               CONMED CORPORATION
             (Exact name of registrant as specified in its charter)

                        NEW YORK                                              16-0977505
(State or other jurisdiction of incorporation or organization)    (I.R.S. employer identification number)

                                 525 FRENCH ROAD
                           UTICA, NEW YORK 13502-5994
                                 (315) 624-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 DANIEL S. JONAS
                         VICE PRESIDENT - LEGAL AFFAIRS
                               AND GENERAL COUNSEL
                                 525 FRENCH ROAD
                           UTICA, NEW YORK 13502-5994
                                 (315) 624-3208
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times as may be determined by the selling shareholders after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_____________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
           TITLE OF                                        PROPOSED MAXIMUM
           SHARES TO                  AMOUNT TO BE          OFFERING PRICE        PROPOSED MAXIMUM            AMOUNT OF
         BE REGISTERED                 REGISTERED            PER UNIT (1)     AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
share..........................      1,974,078 shares(2)       $16.735              $33,036,195               $8,260(3)
============================================================================================================================

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee (based on the average of the high and low prices of CONMED Corporation Common Stock as reported on the Nasdaq Stock Market on October 2, 2001).
(2) The number of shares registered includes 1,316,052 shares of common stock referred to when this registration was initially filed on August 3, 2001 and 658,026 shares of common stock issued in the form of a stock dividend on September 7, 2001. Pursuant to Rule 416 under the Securities Act, the number of shares registered also includes an indeterminate number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, recapitalizations or similar events.
 (3) A registration fee of $10,042 was previously paid with the filing of this Registration Statement on August 3, 2001.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

TEXT OF RED HERRING
-------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated October 5, 2001

                               CONMED CORPORATION

                        1,974,078 SHARES OF COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)


     This prospectus relates to an offering by the selling shareholders of 1,974,078 shares of common stock of CONMED Corporation. 1,950,000 of the shares offered by this prospectus were acquired by a selling shareholder in connection with our acquisition of several of its minimal access surgery product lines and 24,078 of the shares offered by this prospectus were acquired by a selling shareholder as a payment for a patent license. CONMED will not receive any of the proceeds from the sale of the shares.

     The selling shareholders have advised us that each proposes to offer the shares from time to time and in any of several different ways. The selling shareholders may offer shares:

     o    through brokers in ordinary brokerage transactions,

     o    to underwriters or dealers in negotiated transactions or

     o    by a combination of these methods of sale.

     The selling shareholders may offer shares at various prices, including:

     o    at fixed prices,

     o    at market prices at the time of sale,

     o    at prices related to prevailing market prices or

     o    at negotiated prices.

     CONMED's common stock is currently listed on the Nasdaq Stock Market under the symbol "CNMD". On October 4, 2001, the last sale reported on the Nasdaq Stock Market was $17.89 per share.
                            ------------------------

     AN INVESTMENT IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE READ THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 TO LEARN ABOUT SOME FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.
                            ------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR TO BUY ONLY THE SHARES OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY TO THE DATE BELOW.

                 THE DATE OF THIS PROSPECTUS IS OCTOBER  , 2001.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Forward-Looking Statements....................................................2

CONMED Corporation............................................................3

Recent Developments...........................................................3

Risk Factors..................................................................4

Where You Can Find More Information...........................................7

Description of Capital Stock..................................................8

Selling Shareholders..........................................................9

Shares Eligible for Future Sale..............................................10

Plan of Distribution.........................................................10

Use of Proceeds..............................................................11

Validity of Common Stock.....................................................11

Experts......................................................................11


                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS

     In this prospectus, we make forward-looking statements about our financial condition, results of operations and business. Forward-looking statements are statements made by us concerning events that may or may not occur in the future. These statements may be made directly in this document or may be "incorporated by reference" from other documents. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates" or similar expressions.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE

     Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those identified under "Risk Factors" below, elsewhere in this prospectus and incorporated by reference in this prospectus that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:

o    general economic and business conditions;

o    changes in customer preferences;

o    competition;

o    changes in technology;

o    the introduction of new products;

o the integration of any acquisition, including the integration of transferred employees;

o    changes in business strategy;

o the possibility that United States or foreign regulatory and/or administrative agencies might initiate enforcement actions against us or our distributors;

o    our indebtedness;

o quality of our management and business abilities and the judgment of our personnel;

o    the availability, terms and deployment of capital;

o the risk of litigation, especially patent litigation as well as the cost associated with patent and other litigation;

o    changes in regulatory requirements; and

o various other factors referenced in this prospectus, our Form 10-K and our June 30, 2001 Form 10-Q.

     See "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Item 1: Business" in our Form 10-K for a further discussion of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                               CONMED CORPORATION

     CONMED is a medical technology company specializing in instruments and implants for arthroscopic sports medicine, and powered surgical instruments, for orthopedic, ENT, neurosurgery and other surgical specialties. We are also a leading developer, manufacturer and supplier of advanced medical devices, including RF electrosurgery systems used in all types of surgery, ECG electrodes for heart monitoring, and minimally invasive surgical devices. Our products are used in a variety of clinical settings, such as operating rooms, surgery centers, physicians' offices and critical care areas of hospitals.

     We have used strategic business acquisitions to broaden our product offerings, to increase our market share in certain product lines and to realize economies of scale. During the last six years, we have completed seven significant business acquisitions. Completed acquisitions, together with internal growth, have resulted in a compound annual growth rate in net sales of 33% between 1996 and 2000.

     Our executive offices are located at 525 French Road, Utica, New York 13502-5994. Our telephone number is (315) 625-3208 and our internet address is www.conmed.com.

                               RECENT DEVELOPMENTS

ACQUISITION OF PRODUCT LINES FROM IMAGYN MEDICAL TECHNOLOGIES

     On July 6, 2001, we completed the acquisition of certain minimal access surgery product lines from Imagyn Medical Technologies. The products acquired consist of various single-use and "reposable" (devices integrating reusable and disposable, single-use components) instruments such as trocars, handheld instruments and tissue ligating devices enabling minimal access surgical techniques. We also acquired Imagyn's line of Reflex(R) skin staplers for wound closure.

     Under the terms of the acquisition agreement, we issued to Imagyn 1.3 million shares of common stock. The issued stock is subject to a 90-day lock-up restriction and certain other sales restrictions, and Imagyn has certain registration rights. The shares issued to Imagyn are being registered under this Registration Statement.

COMMON STOCK DIVIDEND

     On August 9, 2001, we declared a common stock dividend of one share of common stock for every two shares of common stock owned by shareholders of record at the close of business on August 21, 2001. On September 7, 2001, we paid the common stock dividend.

                                  RISK FACTORS

     Purchase of the shares of common stock offered by this prospectus involves various risks. These risks include the principal factors listed below and the other matters set forth in this prospectus or incorporated by reference in this prospectus. You should carefully consider all of these risks.

     OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE REQUIREMENTS MAY FORCE US TO ADOPT ALTERNATIVE BUSINESS STRATEGIES. We have indebtedness which is substantial in relation to our shareholders' equity, as well as interest and debt service requirements that are significant compared to our cash flow from operations. As of June 30, 2001, we had $367.7 million of debt outstanding, which represented about 60% of total capitalization.

     The degree to which we are leveraged could have important consequences to investors, including but not limited to the following:

o a substantial portion of our cash flow from operations must be dedicated to debt service and will not be available for operations, capital expenditures, acquisitions and other purposes;

o our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited or impaired; and

o certain of our borrowings, including our borrowings under our principal bank credit agreement, which we refer to as our credit facility, are and will continue to be at variable rates of interest, which exposes us to the risk of increased interest rates.

     Our ability to satisfy our obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. There can be no assurance that our operating results will be sufficient for us to meet our obligations. In addition, if we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as foregoing acquisitions, reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be implemented on terms acceptable to us, if at all.

     In the event of any default under our credit facility, the credit facility lenders could elect to declare all amounts borrowed under our credit facility, together with accrued interest, to be due and payable. If we were unable to repay such borrowings, the credit facility lenders could proceed against the collateral securing the credit facility, which consists of substantially all of our property and assets.

     OUR FINANCIAL PERFORMANCE IS SUBJECT TO THE RISK OF BUSINESS ACQUISITIONS, INCLUDING THE EFFECTS OF INCREASED BORROWING AND THE INTEGRATION OF BUSINESSES. An element of our business strategy has been to expand through acquisitions and we may seek to pursue acquisitions in the future. Our success is dependent in part upon our ability to effectively integrate acquired operations with our operations. We also rely on sellers for transition assistance. While we believe that we have sufficient management and other resources to accomplish the integration of our past and future acquisitions, there can be no assurance in this regard or that we will not experience difficulties with customers, suppliers, distributors, personnel or others. In addition, while we are generally entitled to customary indemnification from sellers of businesses for any difficulties that may have arisen prior to our acquisition of each business, the amount and time for claiming under these indemnification provisions is limited. There can be no assurance that we will be able to identify and make acquisitions on acceptable terms or that we will be able to obtain financing for such acquisitions on acceptable terms. As a result, our financial performance is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with any increased borrowing required to fund such acquisitions or with the integration of such businesses.

     OUR CREDIT FACILITY CONTAINS COVENANTS THAT MAY LIMIT OUR FLEXIBILITY OR PREVENT US FROM TAKING ACTIONS. Our credit facility contains certain restrictive covenants which will affect, and in many respects significantly limit or prohibit, among other things, our ability to:

o    incur indebtedness;

o    make prepayments of certain indebtedness;

o    make investments;

o    engage in transactions with affiliates;

o    sell assets;

o    engage in mergers and acquisitions; and

o    realize important elements of our business strategy.

     Our credit facility also requires us to meet certain financial ratios and tests. These covenants may prevent us from integrating our acquired businesses, pursuing acquisitions, significantly limit our operating and financial flexibility and limit our ability to respond to changes in our business or competitive activities.

     THE HIGHLY COMPETITIVE MARKET FOR OUR PRODUCTS MAY CREATE ADVERSE PRICING PRESSURES. The market for our products is highly competitive. Many of these competitors offer a range of products in areas other than those in which we compete, which may make such competitors more attractive to surgeons, hospitals, GPOs and others. In addition, many of our competitors are larger and have greater financial resources than we do and offer a range of products broader than our products. Competitive pricing pressures or the introduction of new products by our competitors could have an adverse effect on our revenues and profitability. Some of the companies with which we now compete or may compete in the future have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry.

     Demand for and use of our products may fluctuate as a result of:

o    changes in surgeon preferences;

o    the introduction of new products or new features to existing products;

o    the introduction of alternative surgical technology; and

o advances in surgical procedures and discoveries or developments in the health care industry.

     In recent years, the health care industry has undergone significant change driven by various efforts to reduce costs, including efforts at national health care reform, trends toward managed care, cuts in Medicare, consolidation of health care distribution companies and collective purchasing arrangements by office-based health care practitioners. There can be no assurance that demand for our products will not be adversely affected by such fluctuations and trends.

     THE LOSS OR INVALIDITY OF OUR PATENTS MAY REDUCE OUR COMPETITIVE ADVANTAGE. Much of the technology used in the markets in which we compete is covered by patents. We have numerous U.S. patents and corresponding foreign patents on products expiring at various dates from 2001 through 2018 and have additional patent applications pending. See "Item 1: Business -- Research and Development Activities" in our Form 10-K for a further description of our patents. Although we do not rely solely on our patents to maintain our competitive position, the loss of our patents could reduce the value of the related products and any related competitive advantage. Competitors may also be able to design around our patents and to compete effectively with our products. Also, our competitors may allege that our products infringe their patents, leading to voluntary or involuntary loss of sales from those products. In addition, the cost to prosecute infringements of our patents or the cost to defend our products against patent infringement actions by others could be substantial. There can be no assurance that pending patent applications will result in issued patents, that patents issued to or licensed by us will not be challenged by competitors or that such patents will be found to be valid or sufficiently broad to protect our technology or provide us with a competitive advantage.

     FAILURE TO COMPLY WITH REGULATORY REQUIREMENTS COULD RESULT IN RECALLS, FINES OR MATERIALLY ADVERSE IMPLICATIONS. All of our products are classified as medical devices subject to regulation by the FDA. As a manufacturer of medical devices, our manufacturing processes and facilities are subject to on-site inspection and continuing review by the FDA for compliance with the "Quality System Regulations." Failure to comply with applicable domestic and/or foreign requirements can result in:

o    fines or other enforcement actions;

o    recall or seizure of products;

o    total or partial suspension of production;

o    withdrawal of existing product approvals or clearances;

o    refusal to approve or clear new applications or notices; and

o    criminal prosecution.

     Many of our products are also subject to industry-set standards. The failure to comply with Quality System Regulations or industry-set standards could have a material adverse effect on our business, financial condition or results of operations.

     We are subject to product recall. Although no recall has had a material adverse effect on our business, financial condition or results of operations, there can be no assurance that regulatory issues may not have a material adverse effect in the future.

     OUR SIGNIFICANT INTERNATIONAL OPERATIONS SUBJECT US TO RISKS ASSOCIATED WITH OPERATING IN FOREIGN COUNTRIES. A portion of our operations are conducted outside the United States. About 27% of our 2000 net sales constituted foreign sales. As a result of our international operations, we are subject to risks associated with operating in foreign countries, including:

o    devaluations and fluctuations in currency exchange rates;

o imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries;

o imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;

o    trade barriers;

o    political risks, including political instability;

o    reliance on third parties to distribute our products;

o    hyperinflation in certain foreign countries; and

o imposition or increase of investment and other restrictions by foreign governments.

     There can be no assurance that such risks will not have a material adverse effect on our business and results of operations.

     OUR INSURANCE COVERAGE MAY BE INSUFFICIENT TO COVER THE NATURE AND AMOUNT OF ANY PRODUCT LIABILITY CLAIMS. The nature of our products as medical devices and today's litigious environment in the United States should be regarded as potential risks that could significantly and adversely affect our financial condition and results of operations. We maintain insurance to protect against claims associated with the use of our products, but there can be no assurance that our insurance coverage would adequately cover the amount or nature of any claim asserted against us. See "Item 3: Legal Proceedings" in our Form 10-K for a further discussion of the risk of product liability actions and our insurance coverage.

                       WHERE YOU CAN FIND MORE INFORMATION

THE REGISTRATION STATEMENT

     We have filed a registration statement with the SEC that registers the shares offered by this prospectus.

     The registration statement that we filed with the SEC, including the attached exhibits and schedules, contains additional relevant information about CONMED and its shares of common stock. The SEC allows us to omit some information included in the registration statement from this prospectus. You should read the entire registration statement in order to obtain this additional information.

FILINGS WITH THE SEC

     In addition, we file reports, proxy statements and other information with the SEC on a regular basis. You may read and copy this information at the following locations of the SEC:

Public Reference Room     New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
      Room 1024                  Suite 1300           500 West Madison Street
Washington, D.C. 20549    New York, New York 10048          Suite 1400
                                                      Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like CONMED, who file electronically with the SEC. The address of that site is http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

     THE SEC ALLOWS US TO "INCORPORATE BY REFERENCE" INFORMATION INTO THIS PROSPECTUS. THIS MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING YOU TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information in this prospectus.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about CONMED and its financial condition.

o CONMED's Annual Report on Form 10-K for the year ended December 31, 2000 (our "Form 10-K").

o CONMED's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 (our "Form 10-Qs").

o The description of our common stock contained in our Registration Statement on Form 8-A, dated August 5, 1987, filed with the SEC under Section 12(b) of the Exchange Act, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

     This prospectus also incorporates by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the time of filing of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering. These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document from us or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

                                    Secretary
                               CONMED Corporation
                                 525 French Road
                           Utica, New York 13502-5994
                            Telephone: (315) 624-3207

OTHER INFORMATION

     We have not authorized anyone to give you any information about us or this offering that is different from what we tell you in this prospectus or in any of the materials that we have incorporated into this document. If anyone gives you any other information about us, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock currently consists of 40,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.

COMMON STOCK

     As of September 7, 2001, there were 25,175,679 shares of our common stock issued and outstanding held of record by 1,205 shareholders. As of September 7, 2001, an additional 484,322 shares of common stock were reserved for issuance under our stock option plans.

     Subject to the preferences, limitations and relative rights of holders of our preferred stock described below, the holders of our common stock are entitled, among other things,

o to share ratably in dividends if, when, and as declared by our board of directors out of funds legally available therefor,

o to one vote for each share held of record on all matters at all meetings of shareholders, and

o in the event of our liquidation, dissolution or winding-up, to share ratably in the distribution of assets remaining after payment of debts and expenses.

Holders of shares of our common stock have no cumulative voting rights or preemptive rights to subscribe for or purchase any additional shares of capital stock issued by us. Our transfer agent and registrar is Registrar and Transfer Company.

     Under New York law, a corporation may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the certificate of incorporation. Our certificate of incorporation contains no such restriction. In general, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

     Our board of directors presently intends to retain future earnings to finance the development of our business and does not presently intend to declare cash dividends. Should this policy change, the declaration of cash dividends will be determined by our board of directors in the light of conditions then existing, including our financial requirements and condition and provisions affecting the declaration and payment of dividends contained in debt agreements. Our credit facility prohibits the payment of cash dividends and further subjects us to compliance with various financial covenants.

PREFERRED STOCK

     We are currently authorized to issue up to 500,000 shares of our preferred stock, none of which is issued and outstanding. Our preferred stock may be issued in one or more series by our board of directors without further action by shareholders. Our board of directors is authorized to fix as to any such series the dividend rate or rates, redemption prices, preferences on liquidation, dissolution and winding-up, sinking fund terms (if any), conversion or exchange rights (if any), voting rights and any other preferences or special rights and qualifications.

     Depending upon the rights of any preferred stock, its issuance could have an adverse effect on holders of our common stock by delaying or preventing a change in control, making removal of our present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of our common stock.

COMMON STOCK WARRANT

     On December 30, 1997, in connection with the acquisition of Linvatec, we issued to Bristol-Myers-Squibb Company, a warrant exercisable in whole or in part for up to 1,500,000 shares of our common stock at a price of $22.82 per share. Certain registration rights are afforded under the terms of the warrant. The number of shares and the exercise price are subject to adjustment for stock splits, dividends, distributions and combinations. Any unexercised portion of the warrant will expire on December 30, 2007.

                              SELLING SHAREHOLDERS

     1,950,000 of the shares are being offered by Imagyn Medical Technologies, Inc. under its registration rights. Imagyn acquired the shares as the result of our acquisition on July 6, 2001 of several of its minimal access surgery product lines. Imagyn owns no other shares of common stock of CONMED in addition to the shares offered by this prospectus. Imagyn does not have any material relationship with us other than in connection with our acquisition of certain of the product lines.

     24,078 of the shares are being offered by Dr. Jerome Canady and Argon Electro-Surgical Corporation under their registration rights. Dr. Canady and Argon Electro-Surgical acquired the shares in connection with a license under which we have the exclusive right to sell certain products under their patents. Dr. Canady and Argon Electro-Surgical own no other shares of common stock of CONMED in addition to the shares offered by this prospectus.

Neither Dr. Canady nor Argon Electro-Surgical have any material relationship with us other than in connection with the license agreement.

                         SHARES ELIGIBLE FOR FUTURE SALE

     The Company has outstanding 25,175,679 shares of common stock. 1,412,068 shares of common stock beneficially owned by certain persons who may be deemed "affiliates" of the Company for purposes of Rule 144 and Rule 145 under the Securities Act of 1933, as amended, are not freely tradeable without restriction or further registration under the Securities Act. All of these shares are eligible for sale in the open market in accordance with Rule 144 or Rule 145 under the Securities Act.

     In general, under Rule 144 as currently in effect, any person who has beneficially owned shares for at least one year, including persons who may be deemed an "affiliate" of ours, is entitled to sell within any three-month period a number of shares of our common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Such sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and to the availability of our current public information. In addition, any person who is not deemed our "affiliate," and who has beneficially owned his or her shares for at least two years, is entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

     While no predictions can be made of any effect, that open market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time, sales of substantial amounts of our common stock in the public market, or the perception that such sales will occur, could adversely affect market prices and trading activities in our common stock.

                              PLAN OF DISTRIBUTION

METHODS OF DISTRIBUTION BY SELLING SHAREHOLDERS

     Each of the selling shareholders advised us that it proposes to offer any or all of the shares for sale from time to time and in several different ways. For example, it may make sales:

o    on the Nasdaq Stock Market,

o on another interdealer quotation system or stock exchange on which our common stock is quoted or listed at the time,

o    through negotiated transactions or

o otherwise at prices related to prevailing market prices or at negotiated prices.

     From time to time, the selling shareholders may offer shares through brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from any selling shareholder, agents and/or the purchasers for whom they may act as agent.

PREPARATION OF AN ADDITIONAL PROSPECTUS TO DESCRIBE THE METHOD OF SALE

     If necessary, we will prepare another prospectus to describe the method of sale in greater detail. As of the date of this prospectus, we do not know of any arrangements by the selling shareholders to sell the shares, nor do we know which brokerage firms the selling shareholders may select to sell the shares. In addition, the selling shareholders may sell the shares without the aid of a registration statement if it follows certain SEC rules. More than 10 percent of the net proceeds of this offering may be received by an affiliate of a NASD member which is participating in the distribution of the shares. The offering will be made in compliance with Rule 2710(c)(8) of the NASD Conduct Rules.

PARTIES THAT MAY BE DEEMED UNDERWRITERS

     The selling shareholders and any brokers, dealers or agents that participate in the distribution of the shares may be considered "underwriters" under the federal securities laws. If a selling shareholder is considered an underwriter, any profits on the sale of shares by it and any associated discounts, concessions or commissions may be considered underwriting compensation under the federal securities laws. In addition, if a selling shareholder is considered an underwriter, the selling shareholder may be subject to some liabilities for misstatements and omissions in the registration statement.

REGULATION OF SALES BY SELLING SHAREHOLDERS

     The selling shareholders and any other person participating in a sale or distribution of shares will be subject to applicable provisions of the Securities Exchange Act of 1934, which is the federal statute regulating sales of securities. Some rules and regulations issued by the SEC, including some limitations on activities during securities offerings and anti-fraud provisions, may limit when the selling shareholders, or any other person, may sell or purchase the shares.

     In some jurisdictions, the state securities laws require that the shares be offered or sold only through registered or licensed brokers or dealers. In addition, in some jurisdictions the shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

EXPENSES

     We will not receive any part of the proceeds from the sale of the shares. We will bear expenses we incur in registering the shares with the SEC. We estimate these expenses to be approximately $60,000. If and when we are required to update this prospectus, we may incur additional expenses in excess of the amount estimated above. The selling shareholders will pay their own expenses, including brokerage commissions, legal fees or similar expenses, in offering and selling the shares.

                                 USE OF PROCEEDS

     The shares may be sold by this prospectus by the selling shareholders. We will not receive any proceeds from the sales of the shares, but we will bear some of the expenses. See "Plan of Distribution -- Expenses" for a description of the payment of expenses.

                            VALIDITY OF COMMON STOCK

     The validity of the shares offered hereunder has been passed upon for CONMED by Daniel S. Jonas, its Vice President - Legal Affairs and General Counsel. As of June 30, 2001, Mr. Jonas owned no shares of our common stock and had options to acquire 51,000 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling shareholders:

         Registration Statement Filing Fee...................       $ 10,042
         Legal Fees and Expenses.............................         30,000
         Accounting Fees and Expenses........................         10,000
         Miscellaneous Fees and Expenses.....................          9,958
                                                                   ---------
              Total..........................................       $ 60,000
                                                                   =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 722 of the New York Business Corporation Law (the "New York Law") provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, if the director or officer "acted, in good faith, for a purpose which he reasonably believed to be in . . . the best interests of the corporation" and, in the case of criminal actions, "had no reasonable cause to believe that his conduct was unlawful." Statutory indemnification may not be provided in derivative actions in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

     As contemplated by New York Law Section 721, CONMED's Bylaws, as amended on December 26, 1990, provide a broader basis for indemnification in accordance with and as permitted by New York Law Article 7.

     Section 6.6 of CONMED's Bylaws provides as follows:

         Section 6.6 INDEMNIFICATION. The Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

         The Corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

         Anything in these bylaws to the contrary notwithstanding, no elimination of this bylaw, and no amendment of this bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this bylaw shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

         The Corporation shall not, except by elimination or amendment of this bylaw in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this bylaw. The indemnification of any person provided by this bylaw shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

         The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law as it currently exists, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this bylaw, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

         In case any provision in this bylaw shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

         For purposes of this bylaw, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this bylaw, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.        DESCRIPTION
-----------        -----------

5.1                Opinion of Daniel S. Jonas as to validity of the common stock

23.1               Consent of PricewaterhouseCoopers LLP

23.2               Consent of Daniel S. Jonas (included in Exhibit 5.1)

24.1               Powers of Attorney (previously filed)

ITEM  17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                  (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on this 4th day of October, 2001.

                                           CONMED CORPORATION


                                           By:      /s/ Daniel S. Jonas
                                                --------------------------------
                                           Name: Daniel S. Jonas, Esq.
                                           Title:  Vice President-Legal Affairs
                                           General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated on October 4, 2001.

          SIGNATURE                                          TITLE
          ---------                                          -----

           *                                     Chairman of the Board
---------------------------------        Chief Executive Officer and Director
Eugene R. Corasanti

           *                                     Vice President-Finance
---------------------------------             and Chief Financial Officer
Robert D. Shallish, Jr.                      (Principal Financial Officer)

           *                                   President, Chief Operating
---------------------------------                 Officer and Director
Joseph J. Corasanti

           *                             Vice President - Corporate Controller
---------------------------------            (Principal Accounting Officer)
Luke A. Pomilio

           *                                            Director
---------------------------------
Bruce F. Daniels

           *                                            Director
---------------------------------
Robert E. Remmell

           *                                            Director
---------------------------------
William D. Matthews

           *                                            Director
---------------------------------
Stuart J. Schwartz

*By:    /s/ Daniel S. Jonas
      ---------------------------
         Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION                      LOCATION
-----------                      -----------                      --------

5.1            Opinion of Daniel S. Jonas as to the validity   Previously filed.
               of the common stock

23.1           Consent of PricewaterhouseCoopers LLP           Filed herewith.

23.2           Consent of Daniel S. Jonas                      Previously filed.

24.1           Powers of Attorney                              Previously filed.